Exhibit 4.4

AFFILIATE AGREEMENT

     This Affiliate Agreement, dated as of December 15, 1999 (this "Agreement"), is by and among Biomet, Inc., an Indiana corporation ("Biomet"), and the undersigned stockholders (singly, a "Stockholder" and collectively, the
"Stockholders") of Implant Innovations International Corporation, a Delaware corporation ("Parent").

Preliminary Statements

     A. Biomet and Parent have entered into an Agreement and Plan of Merger, dated as of August 28, 1999 (the "Merger Agreement"), pursuant to which Parent will merge with and into Palm Acquisition Corp., an Indiana corporation and a wholly owned subsidiary of Biomet ("Acquisition").

     B. Pursuant to the Merger Agreement, at the Effective Time, as that term is defined in the Merger Agreement, all outstanding shares of Parent Stock, including Parent Stock owned by the Stockholders, will be converted into the right to receive Biomet Common Shares.

     C. It is a condition to each party's obligation to effect the transaction contemplated by the Merger Agreement (the "Merger") that (i) legal counsel to Parent and Biomet shall have delivered their respective opinions to the effect that the Merger will constitute a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and that Biomet, Acquisition and Parent each will be a party to the reorganization within the meaning of Section 368(b) of the Code, and (ii) the independent public accounting firms for Parent and Biomet shall have delivered their respective opinions to the effect that the Merger will qualify for pooling-of-interests accounting treatment.

     D. The execution and delivery of this Agreement by the Stockholders is required under the terms of the Merger Agreement as a condition precedent to the obligations of Biomet and Parent to complete the transactions contemplated thereby.

     E. The Stockholders have been advised that the Stockholders may be deemed to be "affiliates" of Parent, as such term is used (i) for purposes of paragraphs (c) and (d) of Rule 145 of the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), or
(ii) in the Commission's Accounting Series Releases 130 and 135, as amended, although nothing contained herein shall be construed as an admission by the Stockholders that the Stockholders are in fact affiliates of Parent.


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Terms and Conditions

     NOW, THEREFORE, intending to be legally bound, the parties agree as follows:

1. Use of Defined Terms. Capitalized terms not otherwise defined in this Agreement have the meanings ascribed to them in the Merger Agreement.

2. Acknowledgements by Stockholders. Each of the Stockholders acknowledges and understands that the representations, warranties and covenants made by the Stockholders set forth in this Agreement will be relied upon by Biomet, Parent and their respective affiliates, counsel and accounting firms, and that substantial losses and damages may be incurred by such persons if the Stockholders' representations, warranties or covenants are breached. Each Stockholder has carefully read this Agreement and the Merger Agreement and has consulted with such legal counsel and financial advisers as the Stockholder has deemed appropriate in connection with the execution of this Agreement.

3.   Compliance with Rule 145 and the Act.

          (a) Each Stockholder has been advised that (i) the issuance of Biomet Common Shares in connection with the Merger is expected to be effected pursuant to a Registration Statement filed by Biomet on Form S-4, and the resale of such shares will be subject to the restrictions set forth in Rule 145 under the Act unless such shares are otherwise transferred pursuant to an effective registration statement under the Act or an appropriate exemption from registration, and (ii) each Stockholder may be deemed to be an affiliate of Parent. Each of the Stockholders accordingly agrees not to sell, pledge, transfer or otherwise dispose of any Biomet Common Shares issued to the Stockholders in the Merger unless (i) the sale, pledge, transfer or other disposition is made in conformity with the requirements of Rule 145 under the Act, (ii) the sale, pledge, transfer or other disposition is made pursuant to an effective registration statement under the Act, or (iii) the Stockholder delivers to Biomet a written opinion of counsel, in form and substance reasonably acceptable to Biomet, to the effect that the sale, pledge, transfer or other disposition is otherwise exempt from registration under the Act.

          (b) Biomet will give stop transfer instructions to its transfer agent with respect to any Biomet Common Shares received by the Stockholders pursuant to the Merger, and there will be placed on the certificates representing those Biomet Common Shares, or any substitutions therefor, legends stating in substance:

          "THE SHARES REPRESENTED BY THIS CERTIFICATE WERE ISSUED PURSUANT TO A BUSINESS COMBINATION WHICH IS BEING ACCOUNTED FOR AS A POOLING -OF-INTERESTS, IN A TRANSACTION TO WHICH RULE 145 PROMULGATED UNDER THE SECURITIES ACT OF 1933 APPLIES, AND MAY ONLY BE TRANSFERRED IN
          CONFORMITY  WITH  RULE  145,  PURSUANT  TO AN  EFFECTIVE  REGISTRATION
          STATEMENT,  OR IN  ACCORDANCE  WITH  A  WRITTEN  OPINION  OF  COUNSEL,
          REASONABLY ACCEPTABLE TO THE ISSUER, IN FORM AND SUBSTANCE TO THE EFFECT THAT SUCH TRANSFER IS EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933. SUCH SHARES MAY NOT BE TRANSFERRED UNTIL SUCH TIME AS BIOMET, INC. SHALL HAVE PUBLISHED FINANCIAL RESULTS COVERING AT LEAST 30 DAYS OF COMBINED OPERATIONS WITH IMPLANT INNOVATIONS INTERNATIONAL CORPORATION."

          and

          "THE SHARES REPRESENTED BY THIS CERTIFICATE MAY NOT BE OFFERED, SOLD, PLEDGED, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT IN ACCORDANCE WITH THE REQUIREMENTS OF THE CONDITIONS SPECIFIED IN THE AFFILIATE AGREEMENT DATED AS OF DECEMBER 15, 1999 BETWEEN THE HOLDER OF THIS CERTIFICATE AND BIOMET, INC., A COPY OF WHICH AGREEMENT MAY BE INSPECTED BY THE HOLDER OF THIS CERTIFICATE AT THE PRINCIPAL OFFICES OF BIOMET, INC. OR FURNISHED BY BIOMET, INC. TO THE HOLDER OF THIS CERTIFICATE UPON WRITTEN REQUEST AND WITHOUT CHARGE."

     The legends set forth above shall be removed (by delivery of a substitute certificate without such legends), and Biomet shall so instruct its transfer agent, if a registration statement respecting the sale of the shares has been declared effective under the Act or if the Stockholder delivers to Biomet (i) satisfactory written evidence that the shares have been sold in compliance with Rule 145 (in which case, the substitute certificate will be issued in the name of the transferee), or (ii) an opinion of counsel, in form and substance reasonably acceptable to Biomet, to the effect that sale of the shares by the holder thereof is no longer subject to Rule 145. A sale of Biomet Common Shares made pursuant to the registration statement described in Section 9.10 of the Merger Agreement, when effective, will meet the requirements of this Section and the shares sold, when reissued, will not be required to contain the legends set forth herein.

4. Covenants Related to Pooling-of-Interests.

          (a) During the period beginning on the date 30 days prior to the Closing Date (as defined in the Merger Agreement) and ending on the day after Biomet has published (within the meaning of Section 201.01 of the Commission's Codification of Financial Reporting Policies) financial results covering at least 30 days of combined operations of Biomet and Parent (the "Restricted Period"), the Stockholders will not sell, exchange, transfer, pledge, distribute or otherwise dispose of or grant any option, establish any "short" or "put"-equivalent position with respect to or enter into any similar transaction (through derivatives or otherwise) intended to have or having the effect, directly or indirectly, or reducing its risk relative to (i) any shares of Parent Stock owned by the Stockholders or
     (ii) any Biomet Common Shares received by the Stockholders in connection with the Merger.

          (b) Notwithstanding anything to the contrary contained in Section 4(a), each Stockholder will be permitted, during the Restricted Period, (i) to sell, exchange, transfer, pledge, distribute or otherwise dispose of or grant any option, establish any "short" or "put"-equivalent position with respect to or enter into any similar transaction (through derivatives or otherwise) intended to have or having the effect, directly or indirectly, of reducing its risk relative to any Biomet Common Shares received by the Stockholder in connection with the Merger (a "Transfer") equal to the Stockholder's pro rata portion of 1% of the total number of outstanding Biomet Common Shares acquired by all stockholders of Parent pursuant to the Merger (measured as of the date of such Transfer and subject to confirmation of such calculation by Biomet), and (ii) to make bona fide charitable contributions or gifts of such securities; provided, however that the transferee(s) of such charitable contributions or gifts agree(s) in writing to hold such securities for the period specified in Section 4(a).

          (c) All Transfers described herein may be made only in accordance with and subject to the terms of the Escrow Agreement during the term thereof.

5.   Miscellaneous.

          (a) This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same document.

          (b) This Agreement shall be enforceable by, and shall inure to the benefit of and be binding upon, the parties and their respective successors and assigns. As used in this Agreement, the term "successors and assigns" means, where the context permits, heirs, executors, administrators, trustees and successor trustees, and personal and other representatives.

          (c) This Agreement shall be deemed to be made in and in all respects shall be interpreted, construed and governed by and in accordance with Delaware law without regard to the conflict of law principles thereof. The parties irrevocably and unconditionally consent to submit to the exclusive jurisdiction of the courts of the State of Delaware and of the United States of America located in Delaware (the "Delaware Courts") for any litigation arising out of or relating to this Agreement and the transactions contemplated by this Agreement (and agree not to commence any litigation relating thereto except in the Delaware Courts), waive any objection to the laying of venue of any such litigation in the Delaware Courts and agree not to plead or claim in any Court that such litigation brought therein has been brought in an inconvenient forum.

          (d) If any term, provision, covenant, or restriction contained in this Agreement is held by a court or a federal or state regulatory agency of competent jurisdiction to be invalid, void, or unenforceable, the remainder of the terms, provisions, covenants, and restrictions contained in this Agreement shall remain in full force and effect, and shall in no way be affected, impaired, or invalidated.

          (e) Counsel to and accountants for the parties to the Merger Agreement shall be entitled to rely upon this Agreement as needed.

          (f) This Agreement shall not be modified or amended, or any right waived or any obligations excused, except by a written agreement signed by both parties.

          (g) Notwithstanding any other provision contained in this Agreement, this Agreement and all obligations under this Agreement shall terminate upon the termination of the Merger Agreement in accordance with its terms.

     IN WITNESS WHEREOF, this Agreement is executed as of the date first stated above.

                               BIOMET, INC.


                               By:/s/ Niles L. Noblitt
                                  -------------------------------------------
                                  Niles L. Noblitt, Chairman

                                  "STOCKHOLDERS"

                                  /s/ Keith D. Beaty
                                  -------------------------------------------
                                  Keith D. Beaty

                                  /s/ Linda L. Beaty
                                  -------------------------------------------
                                  Linda L. Beaty

                                  /s/ Richard J. Lazzarra
                                  -------------------------------------------
                                  Richard J. Lazzarra


                               GLOBAL PRIVATE EQUITY II L.P.
                               By: Advent International Limited Partnership, its General Partner
                                    By: Advent International Corporation,
                                           its General Partner

                                    By: /s/ Gerard Moufflet
                                       --------------------------------------
                               ADVENT INTERNATIONAL INVESTORS II L.P.
                               By: Advent International Corporation,
                                           its General Partner

                               By: /s/ Gerard Moufflet
                                  -------------------------------------------


                                  /s/ Edward G. Sabin
                                  -------------------------------------------
                                  Edward G. Sabin

                                  /s/ Bareld J. Doedens
                                  -------------------------------------------
                                  Bareld J. Doedens


                                  /s/ Steven F. Schiess
                                  -------------------------------------------
                                  Steven F. Schiess


                                  /s/ Glenn L. Criser
                                  -------------------------------------------
                                  Glenn L. Criser


                                  /s/ James W. Scott
                                  -------------------------------------------
                                  James W. Scott